    As filed with the Securities and Exchange Commission on November 1, 1996
                                                       Registration No. 33-79484
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                 POST-EFFECTIVE

                        AMENDMENT NO. 13 on Form S-3 to

                              FORM S-1 ON FORM S-3

                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                            CROWN CASINO CORPORATION

             (Exact name of registrant as specified in its charter)

                 TEXAS                                        7999                                    63-0851141
     (State or other jurisdiction of              (Primary Standard Industrial                       (IRS Employer
     incorporation or organization)               Classification Code Number)                   Identification Number)


                   4040 NORTH MACARTHUR BOULEVARD, SUITE 100
                              IRVING, TEXAS  75038
                                 (972) 717-3423
                  (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)


                               EDWARD R. MCMURPHY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CROWN CASINO CORPORATION
                   4040 NORTH MACARTHUR BOULEVARD, SUITE 100
                              IRVING, TEXAS  75038
                                 (972) 717-3423
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                                   Copies to:
                             HELEN T. FERRARO, ESQ.
                           SMITH, GAMBRELL & RUSSELL
                                   SUITE 1800
                           3343 PEACHTREE ROAD, N.E.
                               ATLANTA, GA 30326
                                 (404) 264-2620
================================================================================

         The Registrant hereby withdraws from registration 8,121,869 shares of its common stock, par value $0.01 per share, representing the shares covered by this Registration Statement which were offered for sale by certain shareholders of the Company and which were not sold in the offering. The Company has terminated its secondary offering of shares pursuant to this Registration Statement.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas on this 1st day of November, 1996.

                                      CROWN CASINO CORPORATION



                                      By:    /s/ Edward R. McMurphy
                                         -------------------------------
                                         Edward R. McMurphy
                                         President and Chief Executive Officer
                                         (principal executive officer)